UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2017

OPHTHOTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor
New York, New York 10119
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2017, Ian Smith notified Ophthotech Corporation (the “Company”) of his request not to be nominated for re-election to the Board of Directors (the “Board”) of the Company when his current term expires at the Company’s 2017 annual meeting of stockholders.  Mr. Smith advised the Company that his request was a result of his increased responsibilities and time commitments following his appointment in December 2016 as Chief Operating Officer, in addition to his position as Chief Financial Officer, of Vertex Pharmaceuticals Incorporated, and not as a reult of any disagreement with the Company.

The Board, following a recommendation from the Nominating and Corporate Governance Committee of the Board, has determined to nominate Michael Ross, a current member of the Board, and Glenn Sblendorio, the Company’s President and Chief Financial Officer, for election as Class I directors of the Company at the Company’s 2017 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: February 24, 2017	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary